ADDENDUM TO THE LEASE DATED AUGUST 15, 1994, BY AND BETWEEN WATERFRONT TOWER PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP, LANDLORD, AND SERENA CONSULTING, INCORPORATED, A CALIFORNIA CORPORATION, TENANT, FOR THOSE PREMISES LOCATED AT 500 AIRPORT BOULEVARD, SUITE 200, BURLINGAME, CALIFORNIA.

40.  TOXIC CONTAMINATION DISCLOSURE:
Lessor and Lessee acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations (hereinafter referred to as the "Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (hereinafter referred to as the "Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Cornish & Carey Commercial has recommended, and hereby recommends, that each of the parties have competent professional environmental specialists review the Property and make recommended tests so that a reasonably informed assessment of these matters can be made by each of the parties. Lessor and Lessee acknowledge that neither Cornish & Carey Commercial nor its agents or salespersons, have been retained to investigate or arrange investigation by others, and have not made any recommendations or representations with regard to the presence or absence of Toxics on, in or beneath the Property. Lessor and Lessee agree that they will rely only on persons who are experts in this field and will obtain such expert advice so each of them will be as fully informed as possible with regards to Toxics in entering into this Agreement.

41.  TENANT IMPROVEMENTS:

Lessor shall, at Lessor's cost and expense, cause the following improvements to be made to the Premises prior to the commencement date:

Existing space Suite 200:

          a.   Re-configure walls per attached space plan;
          b. Replace carpeting in main hallway with new of same grade and color;
          c.   Touch up, patch and paint on walls where necessary;
          d. Remove carpeting in break room and replace with VCT tile or sheet vinyl;
          e.   Install VCT tile in the newly enlarged equipment room;
          f. Install upper and lower cabinets in break room to end of wall (see attached space plan);
          g. Install additional outlets in break room to accommodate new appliances;
          h. Install package HVAC unit in equipment room to accommodate above standard load generated by computers; and
          i. Construct and install a countertop per attached plan in rear LAN room.

Expansion Space:

          a.   Construct walls per attached space plan;
          b.   Texture and paint walls with a mutually acceptable color;
          c. Install new carpeting per building standard, color to be mutually acceptable;
          d.   Install new ceiling tiles and light lenses; and
          e.   Install electrical distribution per attached space plan.

42.  OPTION TO RENEW:

Lessee is given the option to extend the term on all the provisions contained in this Lease, except for minimum monthly rent, for a period of five years (hereinafter referred to as the "Extended Term") following expiration of the initial term, by giving notice of exercise of the option (hereinafter referred to as the "Option Notice") to Lessor at least 90 days, but not more than 120 days before the expiration of the term. Provided that, if Lessee is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if Lessee is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term.

The parties shall have 30 days after Lessor receives the option notice in which to agree on minimum monthly rent during the extended term. If the parties agree on the minimum monthly rent for the extended term, which shall be 95% of the then prevailing fair market rental rate for comparable property, they shall immediately execute an amendment to this Lease stating the minimum monthly rent for the extended term.

If the parties are unable to agree on the minimum monthly rent for the extended period within that period, the option notice shall be of no effect and this Lease shall expire at the end of the term. Neither party to this Lease shall have the right to have a court or other third party set the minimum monthly rent.

Lessee shall have no other right to extend the term beyond the extended term.

43.  RIGHT OF FIRST OFFERING TO LEASE:

Lessee shall have the First Right of Offering on any space which becomes available on the second floor and which is unencumbered by any other First Rights (the "Expansion Space"). When such Expansion Space becomes available, Lessee shall be notified in writing of its availability and shall have five business days to notify Lessor of its intent to lease said Expansion Space and shall at that time begin negotiations and have five business days to come to an agreement on this Expansion Space.

If Lessee does not indicate within five business days its agreement to lease the Expansion Space or part thereof, Lessor thereafter shall have the right to lease or extend the Lease covering the Expansion Space or part of it to a third party.

44.  DUAL REPRESENTATION:

Lessor and Lessee acknowledge that Cornish & Carey Commercial represents both Lessor and Lessee, and Lessor and Lessee consent thereto.

45.  ABOVE STANDARD IMPROVEMENTS:

If Lessee chooses, Lessee can request full height glass walls in offices #266 and #267. The cost of this above standard improvement will be amortized into the monthly rental (plus a 10% money factor) and paid in addition to the rental amounts set forth in paragraph 2.5.

LANDLORD: WATERFRONT TOWER PARTNERS, L.P., a California limited partnership

By: __________________________     Date: ____________________

TENANT: SERENA CONSULTING, INCORPORATED, a California corporation


By: /s/ Douglas D. Troxel    Date: 94/11/21
    ---------------------

                                     EXHIBIT A
                                     ---------

                                    THE PREMISES
                                    ------------

                                  [To Be Attached]

                                     EXHIBIT B
                                     ---------

                               WORK LETTER AGREEMENT
                               ---------------------

     In connection with the Tenant Improvements to be installed on the Premises the parties hereby agree as follows:

     1. PLANS AND SPECIFICATIONS. Landlord shall retain TSH Architects as the architect ("Architect") for the completion of final working architectural and engineering plans and specifications for the Tenant Improvements to be constructed on the Premises ("Final Plans and Specifications"). Landlord reserves the right to substitute the Architect with another architect of its selection. Tenant shall cooperate diligently with the Architect, and shall furnish on or before AUGUST 29, 1994, all information required by the Architect for completion of the Final Plans and Specifications. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by Initialing them and attaching them hereto as EXHIBIT B-1. Either party shall have the right to terminate this Lease upon notice to the other party, if the Final Plans and Specifications are not approved by Tenant and Landlord in writing on or before AUGUST 29, 1994 through no fault of the terminating party. Upon completion of the Final Plans and Specifications and approval thereof by Landlord and Tenant, Landlord will obtain subcontractor trade bids and furnish a cost breakdown to Tenant.

     2. LANDLORD TO CONSTRUCT. Landlord shall complete construction of the Tenant Improvements in a good and workmanlike manner.

     3. TENANT IMPROVEMENTS ALLOWANCE. Landlord shall provide an allowance for the planning and construction of the Tenant Improvements in the amount of turn-key per mutually acceptable space plan ("Tenant Improvements
Allowance"). The Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, as defined in Paragraph 4, subject to the provisions of Paragraph 5.

     4. TENANT IMPROVEMENTS COST. The Tenant Improvements cost ("Tenant Improvements Cost") to be paid by Landlord from the Tenant Improvements Allowance shall include, but not be limited to:

           (a) All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

           (b) All costs of obtaining building permits and other necessary authorizations from the City of Burlingame;

           (c) All costs of Interior design and finish schedule plans and specifications including as-built drawings;

           (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Tenant Improvements; and

           (e) All fees payable to the Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans and Specifications.

     In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant's personal property.

Tenant shall make all cash payments in a lump sum within ten (10) days after receipt of a statement from Landlord therefor. If Tenant fails to make a timely election of the foregoing alternatives, it will be deemed to have elected alternative (II).

     6. CHANGE REQUESTS. No revisions to the approved Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord agrees to make all changes: (i) required by any public agency to conform with governmental regulations, or (ii) requested in writing by Tenant and approval in writing by Landlord, which approval shall not be unreasonably withheld. Any costs related to such changes shall be added to the Tenant Improvements Cost and shall be paid for by Tenant as and with any Excess Tenant Improvements Cost as set forth in Paragraph 5. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural or design fees, and Landlord's general contractor's price for effecting the change.

     7. TERMINATION. If the Lease is terminated prior to the Commencement Date and prior to completion of the Tenant Improvements, either by Landlord pursuant to the provisions of Paragraph 1 of this Work Letter Agreement, or for any reason due to the default of Tenant hereunder, Tenant shall pay to Landlord, within five (5) days of receipt of a statement therefor, any costs incurred by Landlord through the date of termination in connection with the Tenant Improvements.

     8. CONDITION. If Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred twenty (120) days from the date of execution hereof, then Landlord shall have the right to terminate this Lease upon written notice to Tenant.

                                     EXHIBIT C
                                     ---------

                            COMMENCEMENT DATE MEMORANDUM
                            ----------------------------

LANDLORD: Waterfront Tower Partners, L.P.

TENANT:   Serena Consulting, Incorporated, a California Corporation
          ---------------------------------------------------------

LEASE DATE:    August 15, 1994
            --------------------

PREMISES: 500 Airport Boulevard, Suite 200
                                       ---
          Burlingame, CA 94010

     Pursuant to Paragraph 4.1 of the above-referenced Lease, the Commencement Date is hereby established as Feb 1, 1995
                              -----------

                                                                      LANDLORD

                                            Waterfront Tower Partners, L.P., a
                                                California limited partnership

                                               By Peninsula Office Management,
                                               Inc., a California corporation,
                                                               General Partner

                                                  By   /s/ Angelo A. Orphan
                                                     ------------------------
                                                             Its Pres.

                                                                        TENANT


                                              Serena Consulting, Incorporated,
                                                      a California Corporation

                                                  By   /s/ Douglas D. Troxel
                                                     ------------------------
                                                            Its President

                               RULES AND REGULATIONS
                               ---------------------

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign Installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exists, entrances, elevators, or stairways of the Building. The halls, passages, exists, entrances, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8. The Building freight elevator(s) shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. and 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is property identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

16. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

17. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

19. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

21. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules or Regulations of the Building.

22. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

23. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that the use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave over for employed use shall be permitted, provided such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

24. Tenant shall not use in any space or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

25. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

28. Tenant's requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's lease of its Premises in the Building.

31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                     EXHIBIT E
                                     ---------

                           PARKING RULES AND REGULATIONS
                           -----------------------------

The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Building.

1. Tenant shall not park or permit the parking of any vehicle under its control in any parking designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

2. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

3.   No overnight or extended term storage of vehicles shall be permitted.

4. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

5.   All directional signs and arrows must be observed.

6.   The speed limit within all parking areas shall be 5 miles per hour.

7.   Parking is prohibited:

      (a) In areas not striped for parking;

      (b) In aisles;

      (c) where "no parking" signs are posted;

      (d) on ramps;

      (e) in cross hatched areas; and

      (f) in such other areas as may be designated by Landlord.

8. Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

9. Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

10. Any parking identification devices found by the purchaser must be reported immediately to avoid confusion.

11. Lost or stolen devices found by the purchaser must be reported immediately to avoid confusion.

12. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

13. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

14. Landlord reserves the right to charge for parking on a non-discriminatory basis.

15. Tenant shall have a total of 11 covered parking spaces at no additional charge. Tenant shall be responsible for the cost of the signs which designate each space.

                                                       /s/ D.D.T.
                                                           Initial

                                                       /s/ A.A.O.
                                                           Initial